UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exclusive License Agreement

On February 11, 2025, Tivic Health Systems, Inc., a Delaware corporation (the “Company”) entered into an exclusive license agreement (the “License Agreement”) with Statera Biopharma, Inc. (“Statera”) whereby the Company acquired (i) an exclusive worldwide license to the proprietary Toll-like Receptor 5 (“TLR5”) agonist program of Statera known as Entolimod (the “Licensed Molecules”) as it relates to the Acute Radiation Syndrome (“ARS”) indication (the “Initial Indication”) and (ii) an exclusive option (the “Exclusive Option”) to acquire the exclusive worldwide license to additional indications, including Lymphocyte Exhaustion, Immunosenescence, Neutropenia and/or Vaccine Adjuvant (the “Subsequent Indications”) and to the TLR5 agonist program of Statera known as Entolasta, in each case as described in more detail below. The License Agreement transaction was consummated concurrently therewith on February 11, 2025 (the “Closing Date”).

Under the terms of the License Agreement, Statera has granted the Company an exclusive worldwide license, with the right to grant and authorize sublicenses, under Statera’s patents and know-how to develop, test, make and use Entolimod to develop, test, make, have made, use, sell, offer for sale, import and otherwise exploit the product as it relates to the Initial Indication during the term of the License Agreement.

As consideration for the License Agreement, the Company agreed to pay Statera a license fee of $1,500,000 consisting of (i) $300,000 in cash consideration and (ii) $1,200,000 in stock consideration, as described below. The Company remains liable to Statera for certain royalty payments on net sales for ARS as monotherapy, and, if it exercises the Exclusive Option, net sales for all Subsequent Indications, within certain royalty periods.

The License Agreement further provides the Company with the Exclusive Option to expand the Initial Indications to include the treatment of the Subsequent Indications or to expand the use from a monotherapy to include uses as Vaccine Adjuvant, or several or all of them, at any time during the term of the License Agreement, and on one or more occasions, at its discretion. As part of exercise of the Exclusive Option, the license grant would be expanded to include uses of Entolasta, in addition to Entolimod, both for ARS and for the Subsequent Indications.

In conjunction with the License Agreement, Statera additionally transferred to the Company the title to fifteen kilograms (15kg) of frozen manufactured Entolimod lots and associated quality records associated with their production and applicable verification records (the “Materials”). In connection with this acquisition of ownership of the Materials, the Company will be negotiating a $1 per year lease with an affiliate of Statera for the proper care, storage and handling of the Materials.

The License Agreement also includes a buyout provision (the “Buyout”) by which the Company maintains the right to acquire from Statera at any time all right, title and interest in and to all technology licensed or otherwise subject to the Exclusive Option under the License Agreement. Should the Company elect to invoke this buyout right, it must provide Statera with a buyout payment equal to (a) the lesser of (i) the aggregate amount of payments due to Statera for achievement of all milestone events (described below) less the amount of payments paid for the achievement of one or more of such milestone events, and (ii) an amount negotiated in good faith and mutually agreed by the parties in writing as representing the risk adjusted net present value of the aggregate royalties that would have been payable absent such exercise; less (b) the amount of payments paid or payable by the Company to extinguish an existing lien on the licensed technology.

The License Agreement obligates the Company to develop and commercialize the licensed products, at its own cost and expense, inclusive of licensed products with respect to any Subsequent Indications obtained upon exercise of an Exclusive Option. In the development and commercialization process, the Company is obligated to meet certain milestones, and must provide Statera with certain milestone payments upon accomplishing each milestone as outlined below.

Event	Payment
Validation of current inventory of Materials for distribution and sales	$750,000
Filing of BLA with FDA for Acute Radiation Syndrome	$1,000,000
Total Acute Radiation Syndrome Development Milestones	$1,750,000

Upon exercise of an Exclusive Option with respect to one or more Subsequent Indications, the following corresponding applicable milestones and milestone payments become obligations of the Company as well:

Event	Payment
File IND and Initiate Phase 2 Clinical Study for Neutropenia	$500,000
Phase III Completion - successfully meets endpoint required to secure FDA approval for treatment of Neutropenia	$750,000

File BLA with FDA and achieve FDA Approval for Neutropenia	$1,500,000
File IND and Initiate Phase 2 study of Lymphocyte Exhaustion	$500,000
Phase III Completion - successfully meets endpoint required by FDA for treatment of Lymphocyte Exhaustion	$750,000
File BLA with FDA and achieve FDA Approval for Lymphocyte Exhaustion	$1,500,000
IND approval and initiation of Phase 3 study as a Vaccine Adjuvant	$500,000
File US BLA with FDA and achieve FDA Approval for use as a Vaccine Adjuvant	$500,000
Total Potential Development Milestones for additional Indications (as applicable)	$6,500,000

In conjunction with the License Agreement, Statera may nominate one (1) individual to sit on the Company’s Board of Directors (the “Board”). Statera’s nominee must have the relevant industry experience in biopharmaceuticals, meet all requirements for service as an Independent Board Member, as defined by Nasdaq listing requirements. Approval of such Statera nominee shall be at the sole reasonable discretion of the Board.

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Craft Capital Management LLC (“Craft”) acted as financial advisor to the Company in connection with the License Agreement. As partial compensation for services rendered by Craft, the Company paid Craft a cash fee of $105,000 equal to seven percent (7%) of the value of the initial license fee under the License Agreement.

Pursuant to the License Agreement, the Company has agreed to hold a stockholders’ meeting within 120 days of the Closing Date to submit the approval of the conversion of shares of Series A Preferred Stock into shares of Company common stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) to its stockholders for their consideration. In connection therewith, the Company has agreed to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). If the requisite stockholder approval is not obtained within the time period referenced above, then the Company shall convene additional stockholder meetings every 90 days thereafter until the requisite stockholder approval is obtained.

The Board approved the License Agreement and the related transactions, and the consummation of the License Agreement was not subject to approval of Company stockholders.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

On February 11, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Statera. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to Statera an aggregate of (i) 945,785 shares of Company common stock and (ii) 359.6691 shares of Series A Preferred Stock (collectively, the “Securities”) for an aggregate price of approximately $1.2 million. Each share of Series A Preferred Stock is convertible into 10,000 shares of common stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation (as defined and described below).

The Securities Purchase Agreement also provides Statera with registration rights related to the Securities. Specifically, the Company is required to prepare and file a resale registration statement with the SEC within 60 calendar days following the Closing Date (the “Filing Deadline”), with respect to the common stock and the shares of common stock underlying the Series A Preferred Stock.

The closing of the issuance of Securities occurred concurrently with the Closing Date of the License Agreement on February 11, 2025.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The License Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Statera. The License Agreement and Securities Purchase Agreement contain representations, warranties and covenants that the Company and Statera made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the License Agreement and

Securities Purchase Agreement between the Company and Statera and may be subject to important qualifications and limitations agreed to by the Company and Statera in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the License Agreement and Securities Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the License Agreement and Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Securities Purchase Agreement, the Company issued the Securities to Statera, which represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such issuances were exempt from the registration requirements of the Securities Act in reliance in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Neither the shares of common stock or Series A Preferred Stock issued under the Securities Purchase Agreement have been registered under the Securities Act and none of such Securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy shares of common stock, Series A Preferred Stock or any other securities of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On February 10, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the License Agreement referenced in Item 1.01 above. The Certificate of Designation provides for the designation of 6,000 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.

Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Charter or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Press Release

On February 12, 2025, the Company issued a press release announcing the License Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Tivic Health Systems, Inc., dated February 10, 2025.
10.1*†	Exclusive License Agreement, dated February 11, 2025, by and between the Tivic Health Systems, Inc. and Statera Biopharma, Inc.
10.2*	Securities Purchase Agreement, dated February 11, 2025, by and between the Tivic Health Systems, Inc. and Statera Biopharma, Inc.
99.1	Press Release of Tivic Health Systems, Inc., dated February 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

†

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	February 12, 2025	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer